Exhibit 99.1

Datavault AI Q2 2025 Recognized Revenue of $1.7M, Reflecting 467% Year-Over-Year Growth and Booked a $2.5M Licensing Deal with Nyiax

Establishing Annual Recurring Revenue (ARR) from Patented AI Agentic Platforms and Technology Licensing, Along with Pending Closure of API Media Acquisition, Set to Contribute to Record-Breaking Revenue Generation and Market Momentum in 2025

Management targeting annual cost-efficiency measures, yielding total savings exceeding $4 million by 2026 while optimizing for continued growth

Beaverton, Ore. – August 20, 2025 – Datavault AI Inc. (Nasdaq: DVLT), a leader in AI-powered data monetization and exchange solutions, today reported strong financial performance for the second quarter ended June 30, 2025. Recognized revenue rose to $1.7 million, up significantly from $0.3 million in Q2 2024—a 467% year-over-year increase—while also achieving 176% sequential quarterly growth. This robust expansion underscores the company's accelerating momentum in intellectual property commercialization and strategic partnerships as it unifies CompuSystems, API Media, ADIO, and Datavault technologies and their respective businesses under one operation.

Furthermore, Datavault AI secured $2.5 million in patent licensing bookings not included in Q2 results, stemming from its cross-licensing agreement with Nyiax Inc. This agreement provides critical access to the NASDAQ financial framework, fostering the launch of three token exchanges, which are expected to be recognized in future periods and further bolster revenue visibility. The license will be paid in Nyiax stock to strengthen the partnership between the companies. These strategic achievements in the second quarter of 2025 underscore the operational and financial momentum under the new leadership team.

Since January 7, 2025, Datavault AI has executed on the integration of Datavault Holdings, WiSA, CSI, and partnerships with IBM Watsonx, Nyiax, GFT Rewards, and Turner Global Media. These initiatives are driving revenue acceleration toward a $25 million run rate by year-end and positioning the company for a $40–$50 million revenue target in 2026.

Seminal Event in the United States Regulatory Environment and the Role of Intellectual Property Expansion at Datavault AI

On July 21, the company announced Genius Act Signed into Law Validating Growing Datavault AI Patent Portfolio.

Top U.S. Banks have been identified as patent infringers by third-party legal counsel involving the Datavault AI patented exchange and Web 3.0 technologies, which are designed to monetize data, real-world assets, and precious earth elements. An extensive financial and technological expert review has been conducted, along with detailed claim charts. The company has retained top-tier IP litigation funding and counsel, Fish Richardson LLP, to pursue licensing settlements or initiate litigation-based licensing activities immediately.

Key holdings and claims include secure data monetization, AI-driven valuation, and acoustic innovations for defense and consumer applications, fostering trust through Web 3.0 anchoring, scalability, and cyber-secure compliance in high-stakes sectors like defense, biotech, and finance.

This aligns with Datavault AI's strategic plan, as evidenced by press releases announcing partnerships (e.g., with Burke Products for defense applications on July 22, 2025; IBM Partner Plus integration on March 2025; and FEC approval for political campaigns on December 21, 2022), market expansions (e.g., Elements Exchange for tokenized real-world assets on July 17, 2025), and revenue projections (e.g., $50M target by 2026 via tokenized RWAs).

Datavault AI's expanding intellectual property (IP) portfolio now includes 72 patent assets (30 issued, 10 allowed, 32+ pending), 14 issued trademarks, 11 allowed trademarks, and 3 pending trademarks.

Strategic Initiatives for Q3 2025

•	Launch new International Elements Exchange, International NIL Exchange, and American Politics Exchange, leveraging Datavault’s Web3 infrastructure and high-performance computing backbone.

•	Advance commercialization of IBM-powered AI agents within Datavault’s platform.

•	Complete 2025 strategic acquisitions in Acoustic and Data divisions, expanding core growth markets.

•	Execute plans for supercomputing and AI development strategy to support long-term scale.

•	Provide update on API Media integration, revenue impact and next steps, following selection by a leading event company for acquisition based on technological, market and timing advantages assembled by management.

Q2 Highlights

•	Datavault AI Debuts Enterprise Commercialization for AI Agents Built With IBM watsonx.ai for AI-Powered Data Monetization

•	The Carbon Credit Tokenization Patent, issued Friday June 20th, Pioneers a Scalable, Stablecoin AI-Driven Blockchain Platform for Generating, Trading, and Monetizing Carbon Credits

•	Strategic Licensing Agreement with GFT Rewards for ADIO-Enabled Mobile Rewards

•	NFL Alumni Health Taps Datavault AI’s ADIO® for Health-Focused and Interactive Web 3.0 Activations

Acquisition Activity and Systems Integrations

•	Completed integration of WiSA’s wireless audio IP into Datavault’s data monetization platform, extending opportunities in audio, NFT, and media verticals.

•	Completed integration of CompuSystems event registration and data system with Datavault AI’s systems.

•	Completed Integration of ADIO into the NYAIX Marketing Management System.

•	Finalized API Media Acquisition Plan and Integration Schedule.

Strategic Financing & Growth Fuel

The company believes revenue growth and increased cash flows from sales of licensed technologies, product lines, and acquired revenue streams, with a focus on annual recurring revenues and automated transactional revenues on our patented Information Data Exchange technology stack, will drive sustainable growth as it moves toward optimized break-even points.

Management Commentary

“These achievements reflect our focused execution on integrating acquisitions, innovating with partners like IBM, and scaling revenue in the booming AI data economy,” said Nate Bradley, CEO of Datavault AI. “With new funding secured, a strengthened IP portfolio, and multiple platform launches ahead, we are on track to achieve a $25M run rate this year and deliver on our $40M-$50M revenue target in 2026.”

Investor Conference Call on August 20, 2025

Datavault will host an investor call to review business progress and discuss its key strategic priorities:

Date: Wednesday, August 20, 2025
Time: 9:00 AM ET
Webcast & Presentation: https://ir.datavaultsite.com/news-events/ir-calendar

Dial-in: 1-833-366-1124 (US), 1-412-317-0702 (Intl)
Replay Available: Webcast replay will be available approximately one hour after the end of the call and will be available for 90 days, at the above webcast link. A telephonic replay will be available through August 26, 2025, and may be accessed by calling 1-877-344-7529 (US) or 1-412-317-0088 (Intl) and using access code 3269980.

About Datavault AI

Datavault AI™ (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets in the Web 3.0 environment. The company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI's Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI's cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The company is headquartered in Beaverton, OR. Learn more about Datavault AI at www.dvlt.ai.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Words such as "expect," "will," "anticipates," "continues" and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Such forward-looking statements, including statements herein regarding our business opportunities and prospects, strategy, future revenue expectations, licensing initiatives, patent initiatives as well as the successful implementation of the patented technologies, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: our ability to successfully utilize all intellectual property that has been issued and granted Notices of Allowance; risks regarding our ability to utilize the assets we acquire to successfully grow our market share; risks regarding our ability to open up new revenue streams as a result of the various patents mentioned in this press release; our current liquidity position and the need to obtain additional financing to support ongoing operations; general market, economic and other conditions; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; the degree to which our licensees implement our technologies into their products, if at all; the timeline to any such implementation; risks related to technology innovation and intellectual property, and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this communication based on new information, future events, or otherwise, except as required by law.

Investors:

Alliance Advisors Investor Relations
datavaultinvestors@allianceadvisors.com

Marketing Inquiries:
marketing@vault.email